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                              N E W S     R E L E A S E

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
MEDIA CONTACT:                                               FINANCIAL CONTACT:
Donna Weaver, VP Corp. Comm., 212.329.8072, or               Roger D. Joseph, VP Treasurer & IR, 314.576.3437, or
donna_weaver@kellwood.com.                                   roger_joseph@kellwood.com.
                                                             W. Lee Capps III, Executive VP Finance & CFO,
                                                             314.576.3486, or wlc@kellwood.com.
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FOR IMMEDIATE RELEASE

                KELLWOOD (NYSE:KWD) REPORTS FIRST QUARTER RESULTS
                       REGULAR QUARTERLY DIVIDEND DECLARED

ST. LOUIS, MO., June 2, 2005 /PRNewswire- FirstCall/ -- Kellwood Company reported operating results for the first quarter ended April 30, 2005.

FIRST QUARTER RESULTS

According to Kellwood's newly appointed chief executive officer and president, Robert C. Skinner, Jr.: "Sales in the first quarter were $639 million, down $47 million, or 7% from last year. All of the year-to-year decrease in sales occurred in Kellwood's portfolio of popular-to-moderately priced brands, labels and private label programs which reported a $58 million, or 10% drop in sales for the first quarter. Approximately one half or $26 million of this decrease was in the dress category which was planned due to continued softness in the dress market. The remaining shortfall was largely within the Women's Sportswear segment and in the Intimate Apparel division. Sales of Kellwood's portfolio of better plus price point brands increased $11 million, or 11% on the strength of our growing portfolio of branded Men's Sportswear.

     "Sales for the first quarter for the Women's Sportswear segment were $360 million, down $78 million, or 18% from last year with essentially all of the year-to-year decrease occurring in our popular-to-moderate and private label businesses. Again, $26 million of the decrease occurred in the dress category.

     "Sales of Men's Sportswear in the first quarter were strong, increasing $36 million, or 28% from last year to $164 million. The growth was broad based including branded and private label businesses.

     "Sales of Other Soft Goods in the first quarter were $115 million, down $5 million, or 4% from last year. Increased sales from Gerber Childrenswear were more than offset by lower sales in Intimate Apparel private label and American Recreation Products businesses.

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     "Net earnings for the first quarter were $12.5 million, or $0.45 per diluted share versus $25.0 million, or $0.90 per diluted share last year. The principal reasons for the year-to-year drop in earnings are lower sales, a 1.5 percentage point reduction in gross profit as a percent of sales and higher net interest expense, partially offset by, a reduction in Kellwood's effective tax rate to 32 percent which should continue for the foreseeable future. The decrease in gross profit percent was due to competitive price pressure, higher markdown expense and a higher mix of lower margin private label products and customers. Included in selling, general and administrative for the first quarter of fiscal year 2005 is $1.0 million before tax and $0.7 million after tax, or $0.02 per share of expense attendant with Kellwood's decision to close its Menswear Mexican plant.

     "We ended the first quarter with a strong balance sheet and excellent liquidity. Total debt at the end of the quarter was $470 million, versus $290 million last year. The increase was due to the issuance of a $200 million 3.5 percent convertible debenture in June, 2004. Cash and cash equivalents as of April 30, 2005 increased $206 million to $279 million, versus $73 million last year."

FORWARD OUTLOOK
     Skinner concluded: "We expect sales in the second quarter to be in the range of $570 million, versus $560 million last year. Sales of Women's Sportswear are forecasted to be approximately $305 million, versus $319 million last year. Men's Sportswear sales in the second quarter are expected to increase 15 percent and be in the range of $160 million, versus $140 million last year. Sales of Other Soft Goods are forecasted to be approximately $105 million, versus $101 in fiscal year 2004.

     "Net earnings in the second quarter of 2005 are expected to be in the range of $10.5 million, or $0.38 per diluted share versus $10.2 million, or $0.36 per diluted share last year.

     "For the fiscal year ended January 2006 sales are expected to be in the range of $2.4 billion, versus $2.56 billion last year. The Fall 2005 season is not fully booked. Based on orders received to date, it would appear that sales in the second half of the year will not be at the same level as previously expected.

     "Net earnings for fiscal year 2005 are forecasted to be in the range of $68.5 million, or approximately $2.38 per diluted share versus $70.1 million, or $2.50 per share in fiscal year 2004.

     "Included in the results forecasted for 2005 is $1.0 million before tax, $0.7 million after tax or $0.02 per share of expense recorded in the first quarter attendant with Kellwood's decision to close its Menswear Mexican plant. This compares to our earlier guidance of $5.3 million before tax, $3.5 million after tax, or $0.12 per share of expense for Mexico and for expensing stock options. In accordance with accounting standards recently issued, we will not be expensing stock options until 2006. Finally, as previously discussed we are now forecasting a lower tax rate for the year."

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     The Board of Directors declared a regular quarterly dividend of $0.16 per common share, payable June 24, 2005 to shareholders of record June 13, 2005.

     The Company will conduct a conference call on June 3 at 10:00 a.m. EST. If you wish to participate, you may do so by dialing 888-396-2384. This call will be webcast to the general public and can be accessed via Kellwood's website at www.Kellwood.com. An updated version of Kellwood's analyst presentation is posted on the Company's website under Investor Info/presentations

     Kellwood (NYSE:KWD) is a $2.5 billion marketer of apparel and consumer soft goods. Kellwood specializes in branded as well as private label products, and markets to all channels of distribution with product specific to a particular channel. Kellwood brands include Phat Farm(R), Baby Phat(R), Sag Harbor(R), Koret(R), Jax(R), David Dart(R), Democracy(R), DorbyTM, My Michelle(R), Briggs New York(R), Northern Isles(R), David Brooks(R), Kelty(R), and Sierra Designs(R). Calvin Klein(R), XOXO(R), Liz Claiborne(R) Dresses and Suits, IZOD(R), Claiborne(R) Dress Shirts, Dockers(R), David Meister(TM), Gerber(R), Slates(R), Bill Burns(R) and Nautica(R) Dress Shirts are produced under licensing agreements. For more information, visit www.kellwood.com.

     Statements in this press release that are not strictly historical are "forward-looking" statements within the meaning of the safe harbor provisions of the federal securities laws. Actual results may differ materially due to risks and uncertainties that are described in the Company's Form 10-K and other filings with the SEC.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe", "expect", "will", "estimate", "project", "forecast", "planned", "should", "anticipate" and similar expressions may identify forward-looking statements. These forward-looking statements represent the Company's expectations concerning future events, are based on various assumptions and are subject to a number of risks and uncertainties. These risks include, without limitation: changes in the retail environment; an economic downturn in the retail market, including deflationary pressures; economic uncertainty due to the elimination of quotas on Chinese imports; a decline in the demand for the Company's products; the lack of customer acceptance of the Company's new designs and/or product lines; the increasingly competitive and consolidating retail environment; financial or operational difficulties of customers or suppliers; disruptions to transportation systems used by the Company or its suppliers; continued satisfactory relationships with licensees and licensors of trademarks and brands; ability to generate sufficient sales and profitability related to licenses containing minimum royalty payments; the economic impact of uncontrollable factors, such as terrorism and war; the effect of economic conditions and trade, legal social and economic risks (such as import, licensing and trade restrictions); stable governments and business conditions in the countries where the Company's products are manufactured; the impact of acquisition activity and the ability to effectively integrate acquired operations; and changes in the Company's strategies and expectations. These risks are more fully described in the Company's periodic filings with the SEC. Actual results could differ materially from those expressed or implied in forward-looking statements. The Company disclaims any obligation to publicly update or revise any of its forward-looking statements.

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KELLWOOD COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
(Amounts in thousands, except per share data)

                                                           Three Months Ended
                                                   --------------------------------
                                                      4/30/2005          5/1/2004
                                                   -------------      -------------
Net sales by segment:
    Women's Sportswear                             $     360,048      $     437,977
    Men's Sportswear                                     164,516            128,157
    Other Soft Goods                                     114,815            119,969
                                                   -------------      -------------

    Total net sales                                      639,379            686,103

Costs and expenses:
    Cost of products sold                                505,256            531,538
    Selling, general and
         administrative expenses                         106,128            106,908
    Amortization of intangible assets                      3,201              3,466
    Interest expense, net                                  6,634              6,288
    Other (income) and expense, net                         (178)              (180)
                                                   -------------      -------------

Earnings before income taxes                              18,338             38,083

Income taxes                                               5,868             13,044
                                                   -------------      -------------

Net earnings                                       $      12,470      $      25,039
                                                   =============      =============

Weighted average shares outstanding:
    Basic                                                 27,759             27,090
                                                   =============      =============
    Diluted                                               27,957             27,832
                                                   =============      =============


Earnings per share:
    Basic                                          $         .45      $         .92
                                                   =============      =============
    Diluted                                        $         .45      $         .90
                                                   =============      =============

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KELLWOOD COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
(Amounts in thousands)

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                                                                           As of
                                                           ------------------------------------
                                                               4/30/2005           5/1/2004
                                                           ----------------     ---------------
ASSETS
------
Current assets:
    Cash and cash equivalents                              $        279,243     $        72,672
    Receivables, net                                                375,261             388,317
    Inventories                                                     275,301             247,384
    Current deferred taxes and prepaid expenses                      54,421              70,506
                                                           ----------------     ---------------

         Total current assets                                       984,226             778,879

Property, plant and equipment, net                                   93,739              94,706

Intangible assets, net                                              188,757             227,298

Goodwill                                                            224,620             186,597

Other assets                                                         34,445              31,250
                                                           ----------------     ---------------
Total assets                                               $      1,525,787     $     1,318,730
                                                           ================     ================

LIABILITIES AND SHAREOWNERS' EQUITY
-----------------------------------
Current liabilities:
    Notes payable and current
         portion of long-term debt                         $             94     $        18,153
    Accounts payable                                                143,080             152,353
    Accrued expenses                                                101,473             118,917
                                                           ----------------     ---------------

         Total current liabilities                                  244,647             289,423

Long-term debt                                                      469,690             271,875

Deferred income taxes and other                                      79,461              73,435

Shareowners' equity                                                 731,989             683,997
                                                           ----------------     ---------------
Total liabilities & shareowners' equity                    $      1,525,787     $     1,318,730
                                                           ================     ===============

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KELLWOOD COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
(Amounts in thousands)

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                                                                             Three Months Ended
                                                                     ----------------------------------
                                                                        4/30/2005           5/1/2004
                                                                     --------------     ---------------

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OPERATING ACTIVITIES
Net earnings                                                         $       12,470     $        25,039

Add/(deduct) items not affecting operating cash flows:
    Depreciation and amortization                                            10,455              10,447
    Deferred income taxes and other                                           2,454               1,910

Changes in working capital components:
    Receivables, net                                                          6,436             (65,665)
    Inventories                                                              56,301              68,697
    Current deferred taxes and prepaid expenses                                 799              (3,934)
    Accounts payable and accrued expenses                                   (57,567)            (20,864)
                                                                     --------------     ---------------
Net cash provided by operating activities                                    31,348              15,630
                                                                     --------------     ---------------

INVESTING ACTIVITIES
    Additions to property, plant and equipment                               (4,862)             (3,878)
    Acquisitions, net of cash acquired                                       (8,750)           (143,473)
    Subordinated note receivable                                              1,375                   -
    Dispositions of fixed assets                                                446                 692
                                                                     --------------     ---------------

Net cash used in investing activities                                       (11,791)           (146,659)
                                                                     --------------     ---------------

FINANCING ACTIVITIES
    Proceeds from notes payable and short-term borrowings, net                    -              15,657
    Dividends paid                                                           (4,445)             (4,341)
    Stock transactions under incentive plans                                  2,736              13,230
                                                                     --------------     ---------------
Net cash (used in) provided by financing activities                          (1,709)             24,546
                                                                     --------------     ---------------

Net change in cash and cash equivalents                                      17,848            (106,483)
Cash and cash equivalents, beginning of period                              261,395             179,155
                                                                     --------------     ---------------

Cash and cash equivalents, end of period                             $      279,243     $        72,672
                                                                     ==============     ===============

Supplemental cash flow information:
    Interest paid                                                    $        5,596     $         6,197
                                                                     ==============     ===============
    Income taxes paid (refunded), net                                $          197     $        (2,552)
                                                                     ==============     ===============

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